Exhibit No. 5

                                                                October 26, 1998

SVB Financial Services, Inc.
103 West End Avenue
Somerville, NJ 08876

         Re:      1997 Restated Incentive Stock Option Plan

Ladies and Gentlemen:

         We refer you to the proposed Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, of SVB Financial Services, Inc. (the "Company") pertaining to the offer and sale by the Company of 164,808 shares of the Company's Common Stock, par value $2.09 per share (the "Common Shares") pursuant to options granted from time to time under the Company's 1997 Restated Incentive Stock Option Plan (the "Plan").

         We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, the Plan, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

         Based upon the foregoing examination, it is our opinion that upon the issuance of certificates evidencing the Common Shares and delivery thereof in exchange for payment of the option prices

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SVB Financial Services, Inc.
October 26, 1998

Page 2

set forth in option agreements properly granted under the Plan from time to time, and upon satisfaction of all other conditions, if any, set forth in such option agreements, then the Common Shares shall be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in prospectus included in such Registration Statement under the heading "Legal Matters".

                                                  Very truly yours,

                                                  NORRIS, McLAUGHLIN & MARCUS
                                                  A Professional Corporation

                                                  /s/NORRIS, McLAUGHLIN & MARCUS
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